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                       UNITED ASSET MANAGEMENT CORPORATION
                         PROFIT SHARING AND 401(k) PLAN

                             REVISED FIRST AMENDMENT

     WHEREAS, United Asset Management Corporation (hereinafter referred to as the "Company") adopted the United Asset Management Corporation Profit Sharing and 401(k) Plan (hereinafter referred to as the "Plan") effective as of January 1, 1989 and restated effective January 1, 1990, to provide retirement benefits for certain employees of the Company and its subsidiaries; and

     WHEREAS, in accordance with Article 11, the Company wishes to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 1992, unless otherwise indicated, as follows:

1. Effective January 1, 1993, the final sentence of Section 3.4(a) is hereby deleted and replaced with the following:

          ***All Rollover Contributions must be made either by check (in U.S. funds drawn on a bank located in the United States) or by a direct transfer (either from a former employer's qualified retirement plan or from an Individual Retirement Account which holds only assets attributable to a previous rollover from a former employer's qualified retirement plan) which meets all applicable requirements of Section 402 of the Code, as amended by the Unemployment Compensation Amendments Act of 1992 and any subsequent legislation, and all applicable requirements of Internal Revenue Service guidance thereunder, for a direct transfer to this Plan of an "eligible rollover distribution," as described in Sections 401(a)(31)(G) and 402(f)(2)(A) of the Code.



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2.   A new sentence is hereby added at the end of the First Paragraph of Section
4.1 as follows:

          ***Nothing in this Section shall require a Company to contribute any amount which because of the limitations of Sections 4.4 or 4.5 may not be allocated on account of the Plan Year for which the contribution is made to the Participant to whom the amount would have been allocated if the limitations of Sections 4.4 and 4.5 did not apply.


3.   Section 4.7 is hereby deleted and replaced with the following:
     4.7  EXCESS ANNUAL ADDITIONS

     If the annual addition set forth in Section 4.4 exceeds the limitations set forth above, the excess will be eliminated in accordance with Section 415 of the Code and regulations promulgated thereunder as follows, in any order or in any combination elected by the Participant:

     (a) Any After-Tax Contributions made by the Participant, with or without gains attributable to such contributions, may be returned to the Participant to the extent that they would reduce the excess amount;

     (b) Any Before-Tax Contributions made by the Participant, with or without gains attributable to such contributions, may be returned to the Participant to the extent that they would reduce the excess amount;

     (c) If the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Total Account may be used to reduce Company contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding limitation Year if necessary;

     (d) If the Participant is not covered by the Plan at the end of the Limitation Year and the excess amount has not been fully eliminated under Paragraphs (a),(b) and/or (c) above, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Company contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;


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     (e)  If a suspense account is in existence at any time during the
          Limitation Year pursuant to this Section 4.7, such suspense account shall participate in the allocation of the Trust Fund's investment gains and losses.

     If a Participant who is eligible to elect a method for disposition of Excess Annual Additions under Paragraphs (a) through (c) of this Section
     4.7 has not made his or her election within a reasonable deadline set by the Administrative Committee, then such Participant's Excess Annual Addition shall be disposed of in the sequence set out in Paragraphs (a) through (d) of this Section 4.7. When applying Paragraphs (a) and/or (b) in the absence of direction from the Participant, all gains attributable to any After-Tax Contributions and/or Before-Tax Contributions that are returned to the Participant shall be returned with such contributions.


4. Section 5.6 is hereby amended by deleting Paragraphs (c) and (d) and replacing them with the following:

     (c) The forfeitable interest of any Participant who has ceased to be employed by the Company or an Affiliated Company since the preceding Valuation Date shall be debited against the Participant's Total Account attributable to Company Contributions made pursuant to
          Section 4.1.

     (d) Transfers of all or part of each account among the investment funds shall be made to accomplish any changes in the Participant's investment election under Section 5.8 and transfers to and from the Loan Fund shall be made to reflect either the disbursement of new loans or payments received on outstanding loans, as applicable.

     (e) The Trustee shall determine the market value of each of the funds set forth in Section 5.1 as of the Valuation Date and the net earnings or losses (realized and unrealized) of the funds since the preceding Valuation Date. Each of the Participants' accounts shall then be adjusted for its proportionate share of the investment return based on the Total Account balance as of the preceding Valuation Date, but after adjustment in accordance with the previous Paragraphs of this
          Section 5.6.


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5.   The first full Paragraph after the Vesting Schedule of Section  6.3 of
Article 6 is hereby amended by deleting the final clause of the first Sentence and replacing it with the following Sentence:

     6.3 *** Any forfeiture made pursuant to this Section 6.3 shall be subject to the restoration provisions of Section 6.4.

6. Section 6.3 of Article VI is hereby further amended by deleting in its entirety the second Paragraph after the Vesting Schedule.

7. Effective January 1, 1993, Article 7 is hereby amended by adding the following new Section 7.9 at the end thereof:

     7.9  TRANSFERS TO OTHER PLANS.

          (a) IN GENERAL. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) DEFINITIONS. For purposes of this Paragraph, the following definitions shall apply:

          (i) DIRECT ROLLOVER: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

         (ii) DISTRIBUTEE: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (iii) ELIGIBLE RETIREMENT PLAN: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of


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               the Code, anannuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (iv) ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
               Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

8. Effective January 1, 1989, Section 8.1 of Article 8 is hereby amended by inserting the following clause at the beginning of the first Sentence thereof:

          Subject to the spousal consent requirements of Section 8.4, to the extent applicable, ***

9. Effective January 1, 1989, Section 8.2 of Article 8 is hereby amended by inserting the following clause at the beginning of the first Sentence thereof:
          Subject to the spousal consent requirements of Section 8.4, to the extent applicable, ***

10.  Paragraph (b) of Section 8.2 of Article 8 is hereby amended


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     by deleting Subparagraphs (i) and (iii) in their entirety and substituting therefor the following Subparagraphs:

          (i) the payment of medical expenses previously incurred or necessary to obtain medical care described in Code Section 213(d) for the Participant or the Participant's Spouse or dependents;

         ***

        (iii) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or the Participant's Spouse, children or dependents; or

         ***

11. Effective January 1, 1989, Section 8.4 of Article 8 is hereby amended by deleting the Section in its entirety and inserting the following:

     8.4  SPOUSAL CONSENT/ELECTION TO WITHDRAW

          Any discretionary or hardship withdrawal that will be made from any portion of a borrower's Account Balance that is subject to the payment provisions of Section 7.8 (and therefore, subject to the Qualified Joint and Survivor Annuity requirements of Code Section 417), shall not be made to a Participant who is married on the date the withdrawal is to be made unless the Participant's spouse has consented in writing to such withdrawal no more than ninety (90) days prior to such date, and such consent has been witnessed by a notary public, a member of the Committee, or a designate of the Committee.

               All withdrawals shall be made as soon as practicable after the Valuation Date designated by the Participant's election. The Committee in its discretion may authorize an advance payment in an amount equal to all or a portion of the amount of the requested withdrawal, with the balance, if any, to be paid as soon as practicable after such Valuation Date.


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12.  Effective January 1, 1990, Section 8.5 of Article 8 is hereby amended by adding the following new Paragraph as the first Paragraph of the Section:

     *** The Administrative Committee is hereby authorized to establish a program for loans to Participants or Beneficiaries of deceased Participants from their Vested Benefits. Upon the Committee's direction and subject to the requirements and limitations of this
          Section 8.5 and Sections 8.6 and 8.7, the Trustees shall make such loans.

 13. Effective January 1, 1990, Paragraph (j) of Section 8.6 of Article 8 is hereby amended by inserting the following phrase at the beginning of the First Sentence thereof:

               Fifty percent (50%) of ***

14. Effective January 1, 1990, Section 8.6 of Article 8 is hereby further amended by adding the following new Paragraphs after Paragraph (m):

     (n) Any loan to a Participant or Beneficiary shall be a directed investment of the borrower's own account into the Loan Fund, pursuant to Sections 5.7 and 5.8.

     (o) Any loan that will be secured at least in part by any portion of a borrower's Account Balance that is subject to the payment provisions of Section 7.8 (and therefore to the Qualified Joint and Survivor Annuity requirements of Code Section 417), shall not be made to a Participant who is married on the date the loan is to be made unless the Participant's spouse has consented in writing to such loan no more than ninety (90) days prior to such date, and such consent has been witnessed by a notary public, a member of the Committee, or a designate of the Committee.


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     In the event that the Committee establishes a loan program for Participants and Beneficiaries of deceased Participants, the following terms, procedures, and documents shall be set forth by the Committee in a written loan policy statement and made available to all such Participants and Beneficiaries:

          (i) A loan application procedure, together with a Specimen Application, Promissory Note and Security Agreement;

         (ii)  the basis for approval of loans;

        (iii)  the minimum and maximum loans permitted;

         (iv)  the procedure for setting the loan interest rate;

          (v) the events that constitute default and the consequences of default; and

         (vi) any other information or procedures pertinent to administration of the loan program.

The terms, procedures, and documents of any such written loan policy statement, as from time to time revised by the Committee, are hereby incorporated by reference and made part of this Plan.

15.  Effective January 1, 1989, for clarification of the Plan, Paragraph (b) of
Section 12.5 is hereby deleted and replaced with the following:
     (b) In accordance with the non-discrimination requirements of Section 401(m) of the Code and applicable regulations (including authority pursuant to Regulations Section 1.401(m)-1(b)(5) to take into account "qualified non-elective contributions" and "elective contributions," if any, within the meaning of Regulations Section 1.401(m)-1(f)(15) and (3)), the Committee shall establish a Contribution Percentage Limit with respect to After-Tax Contributions credited to a Highly-Paid Employee's Total Account during a Plan Year and may adjust such percentage limit from time to time during the year in order to satisfy one of the following tests:

          ****


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16.  Effective January 1, 1989, Section 12.5 is hereby further amended by adding the following new Paragraph after Paragraph (e):

     (f) COORDINATION WITH COMBINED SECTION 401(K)/401(M) LIMIT. Notwithstanding the general rule in paragraph (b)(i) above, the Average Contribution Percentage for Highly-Paid Employees for each Plan Year shall not exceed the combined Code Section 401(k)/401(m) limit as set forth in this paragraph (f). If the limit would be exceeded for a Plan Year, the excess amount shall be corrected as provided in paragraphs (d) and (e) above. For purposes of this Section, the combined Code Section 401(k)/401(m) limit for any Plan Year is the greater of:

          I  The sum of:

          (A) 125% of the greater of (1) the Average Deferral Percentage of the group of non-Highly-Paid Employees eligible under the Plan for the Plan Year, or (2) the Average Contribution Percentage of the group of non-Highly-Paid Employees eligible under the Plan for the Plan Year, plus

          (B) Two percentage points plus the lesser of I(A)(1) or I(A)(2) above. In no event, however, shall this amount in (B) exceed 200% of the lesser of I(A)(1) or I(A)(2) above; or

               II  The sum of:

               (A) 125% of the lesser of (1) the Average Deferral Percentage of the group of non-Highly-Paid Employees eligible under the Plan for the Plan Year, or (2) the Average Contribution Percentage of the group of non-Highly-Paid Employees eligible under the Plan for the Plan Year, plus

               (B) Two percentage points plus the greater of II(A)(1) or II(A)(2) above. In no event, however, shall this amount in (B) exceed 200% of the greater of II(A)(1) or II(A)(2) above.


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     Except as specifically amended hereby, the Plan is hereby reaffirmed in all respects.

     Signed as a sealed Massachusetts Instrument effective as of the date stated above
.
                                        UNITED ASSET MANAGEMENT CORPORATION


                                        By:________________________________
                                           John F. McNamara
                                           Executive Vice President


Date:         3/18/94
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